                                                                EXHIBIT 21.1

                      TRUE NORTH COMMUNICATIONS INC.
                       LIST OF DOMESTIC COMPANIES


STATE OF INCORPORATION      COMPANY NAME
----------------------      ------------
Delaware                    Berenter Greenhouse & Webster, Inc.
Delaware                    Bozell Group LLC
Delaware                    Bozell Kamstra, Inc.
Delaware                    Bozell, Jacobs, Kenyon & Eckhardt, Inc.
New York                    BSMG Worldwide, Inc.
Delaware                    Stedman Graham & Partners LLC
Texas                       Custom Production Service, Inc.
Florida                     FCB Florida, Inc.
Delaware                    FCB Japan, Inc.
Delaware                    FCB Worldwide LLC
Delaware                    FCB Worldwide, Inc.
Georgia                     Health Science Media, Inc.
Delaware                    Howard, Merrell & Partners, Inc.
Delaware                    KSL Media, Inc.
Delaware                    Marketing Drive EMP Worldwide, Inc.
California                  Marketing Drive San Francisco, Inc.
Delaware                    Marketing Drive USA, Inc.
Delaware                    Marketing Drive Worldwide, Inc.
Delaware                    Marketing Drive Minneapolis, Inc.
Delaware                    New America Strategies Group, L.L.C.
Delaware                    R/GA Media Group, Inc.
Delaware                    Sixty Foot Spider, Inc.
Delaware                    Stein Rogan, Inc.
Delaware                    Temerlin McClain LP
Texas                       Temerlin McClain of Texas, Inc.
California                  The Benjamin Group / BSMG Worldwide, Inc.
Illinois                    The Financial Relations Board / BSMG Worldwide, Inc.
Delaware                    The Hacker Group, Inc.
Pennsylvania                Tierney & Partners, Inc.
Delaware                    TM Holdings, Inc.
Delaware                    TN Directory Services L.L.C.
Delaware                    TN Media, Inc.
Delaware                    TN Technologies, Inc.
Delaware                    True North Diversified Companies L.L.C.
Delaware                    True North Holdings (Asia Pacific), Inc.
Delaware                    True North Holdings (Europe), Inc.
Delaware                    True North Holdings (Latin America), Inc.
Delaware                    Wellness Worldwide, Inc.

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                      TRUE NORTH COMMUNICATIONS INC.
                       LIST OF FOREIGN COMPANIES


STATE OF INCORPORATION      COMPANY NAME
----------------------      ------------
Argentina                   Pragma/FCB
Argentina                   XYZ Produciones S.A.
Argentina                   Bozell Vazquez S.A. de Publicidad

Australia                   Shorter/FCB Pty Ltd.
Australia                   FCB Melbourne Pty. Limited
Australia                   Foote, Cone & Belding Sydney Pty Limited
Australia                   Foote, Cone & Belding Australia Pty Ltd.

Austria                     FCB Kobza Werbeagentur GesmbH

Belgium                     Adamson Associates SCRL
Belgium                     Charles Barker SCRL
Belgium                     Bozell Global Healthcare S.A.
Belgium                     FCB Worldwide S.A.

Brazil                      Marketing Drive Brazil
Brazil                      Giovanni, FCB S/A

Canada                      page 1 Ltd.
Canada                      True North Communications (Canada) Ltd.
Canada                      FCB Worldwide (Canada) Ltd.
Canada                      Temerlin McClain Ltd.

Chile                       Israel & De Bianchi/Foote, Cone & Belding S.A.
Chile                       Marketing Drive Chile S.A.

China                       Bo Da Da Qiao International Advertisement
                            Communication Co., Ltd.

Colombia                    Artefilme Limitada
Colombia                    FCB Colombia S.A.

Costa Rica                  FCB de Costa Rica. S.A.
Costa Rica                  Arte y Cinema S.A.
Costa Rica                  Atitlan

Domin. Republic             FCB/Impact

Ecuador                     Foote, Cone & Belding - Ecuador

Egypt                       Horizon.FCB Limited

El Salvador                 FCB El Salvador Publicidad, S.A. de C.V.

Finland                     Kauppamainos/FCB Oy

France                      Dimension 4
France                      20/80 Group
France                      Empir Media S.A.
France                      Foote, Cone & Belding S.A.
France                      Acam
France                      True North Holdings (France) S.A.
France                      Terre-Lune Marketing Drive

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

STATE OF INCORPORATION      COMPANY NAME
----------------------      ------------
France                      Formes et Facons
France                      Empir S.A.

Germany                     True North Holdings (Germany) GmbH
Germany                     FCB/Wilkens Direct Agentur fur Directmarketing GmbH
Germany                     Borsch Stengel Korner Bozell Markendesign GmbH
Germany                     Luxon / Carra
Germany                     Borsch, Stengel, Korner, Bozell Werbeagentur GmbH
Germany                     FCBi GmbH
Germany                     BSMG Worldwide Deutschland GmbH
Germany                     FCB/Wilkens GmbH
Germany                     Farewell GmbH
Germany                     Newco GmbH
Germany                     Karrasch
Germany                     Borsch Stengel Korner Bozell Brand Pharma GmbH
Germany                     Media Satel Gesellschaft fur Media Planung und
                            Einkauf mbH

Guatemala                   Arte Filme S.A.
Guatemala                   Foote, Cone & Belding Publicidad, S.A.

Honduras                    FCB/Honduras

Hong Kong                   Scotchbrook / BSMG Worldwide (Hong Kong) Limited
Hong Kong                   FCB Hong Kong Limited
Hong Kong                   Pope Kiernan & Black Limited
Hong Kong                   FCB Asia (Holding) Ltd.
Hong Kong                   Grant Advertising Limited
Hong Kong                   TN Media Limited
Hong Kong                   Foote, Cone & Belding (Taiwan) Ltd.
Hong Kong                   CAL/Bozell Limited
Hong Kong                   AFM Productions Limited

Hungary                     GJW Tanacsado Kft
Hungary                     Foote, Cone & Belding Kft.

India                       Interface Communications Limited
India                       FCB-Ulka Advertising Ltd.

Isle of Man                 Horizon.FCB Limited
Isle of Man                 Horizon Holdings Limited
Isle of Man                 Frontline Marketing Limited

Italy                       Bozell Marketing Services, Srl.
Italy                       Omitorinco
Italy                       FCB Italia Srl.

Japan                       FCB Japan

Lebanon                     Horizon.FCB S.A.R.L.

Malaysia                    FCB Malaysia

Mauritius                   Advertisement & Communication Services (Mauritius)
                            Ltd.

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

STATE OF INCORPORATION      COMPANY NAME
----------------------      ------------

Mexico                     Interimagen S.A.de C.V.
Mexico                     Poppe Tyson S.A. de C.V.
Mexico                     True North Tiempo y Espacio
Mexico                     Artest S.A. de C.V.
Mexico                     Foote, Cone & Belding de Mexico S.A. de C.V.

Neth Antilles              BU/FCB Netherland Antilles NP

Netherlands                BSMG Worldwide, B.V.
Netherlands                True North Holdings (Netherlands) BV
Netherlands                FCB BK&P B.V.

New Zealand                Foote, Cone & Belding Ltd.

Panama                     Publicidade Siboney Panama S.A.

Peru                       Mayo/FCB Publicidade S.A.
Peru                       Park Advertising & Direct Marketing S.A.

Philippines                FCB Philippines
Philippines                TN Asset Holdings (Phils.), Inc.

Poland                     Ad Fabrika
Poland                     Foote, Cone & Belding SP.z.o.o.

Portugal                   Edson/FCB Publicidade Lda.

Puerto Rico                Foote, Cone & Belding, Inc.
Puerto Rico                Marketing Drive

Scotland                   GJW Scotland Limited

Singapore                  Scotchbrook / BSMG Worldwide (Singapore) Limited
Singapore                  FCB Singapore Pte. Ltd.

South Africa               Park Advertising Investment Holdings (Pty) Ltd.
South Africa               Lindsay Smithers Design Pty Ltd..
South Africa               Lindsay Smithers - FCB Holdings (Pty) Ltd.
South Africa               Lindsay Smithers/FCB Pty. Ltd.
South Africa               Jonsson Advertising (Pty) Ltd.
South Africa               Lindsay Smithers - FCB Cape (Pty) Limited
South Africa               Lindsay Smithers Staff Investments (Pty) Ltd.
South Africa               FCB Global Media (Pty) Ltd
South Africa               FCB Impact (Pty) Ltd.
South Africa               The Admark Trust
South Africa               Bosman Johnson FCB (Pty) Ltd.
South Africa               FCB Holdings (South Africa) Pty, Ltd.
South Africa               Lindsay Smithers Group Management Service (Pty)

South Korea                FCB Hahnin

Spain                      Foote, Cone & Belding Barcelona, SA

                                       3
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

STATE OF INCORPORATION      COMPANY NAME
----------------------      ------------
Spain                       FCB Tapsa, S.A.
Spain                       True North Holdings Bozell Espana, S.L.
Spain                       Foote, Cone & Belding Direct & Global, S.A.
Spain                       CICM, S.A.
Spain                       TFM/Tapsa, S.A.

Sweden                      R/GAI Sweden AB

Switzerland                 Bozell Leutenegger Krull AG
Switzerland                 True North Holdings (Switzerland) AG
Switzerland                 Type Art

Taiwan                      FCB Taiwan

Thailand                    Impact Communication Co., Ltd.
Thailand                    Magnus Nankervis & Curl/FCB (Thailand) Limited

Turkey                      Foote, Cone & Belding Reklam Hizmetleri Anonim Sirketi

United A. E.                Horizon.FCB (L.L.C.)

United Kingdom              BSMG Worldwide (Europe) Limited
United Kingdom              Globespan Marketing Services Limited
United Kingdom              Marketing Drive (Manchester) Limited
United Kingdom              MDGS Limited
United Kingdom              Charles Barker Publishing Limited
United Kingdom              Luxon/Carra
United Kingdom              Charles Barker ESOP Trustee Ltd.
United Kingdom              Charles Barker BSMG plc (includes Walker Williams)
United Kingdom              BSMG Health & Medical Communications Limited
United Kingdom              Keith Littlewood Associates Limited
United Kingdom              Marketing Drive Group Limited
United Kingdom              Charles Barker Healthcare Ltd.
United Kingdom              MBS Media Limited
United Kingdom              Opus Group International Limited
United Kingdom              Motive Public Relations Limited
United Kingdom              Perception Creative Marketing Limited
United Kingdom              Revelation Research
United Kingdom              PCMC Services Limited
United Kingdom              Genus Media Limited
United Kingdom              GJW Holdings Limited
United Kingdom              Fleet Financial Communications Limited
United Kingdom              Square Mile Communications Limited
United Kingdom              GJW Europe Ltd.
United Kingdom              GJW International Limited
United Kingdom              Media Strategy Limited
United Kingdom              Marketing Drive Limited
United Kingdom              DCMA Ltd.
United Kingdom              Lewis Gace Bozell Health Care Worldwide Limited
United Kingdom              Bozell (UK) Limited
United Kingdom              SCW Bozell (Holdings) Ltd.
United Kingdom              Cyclope Productions Limited
United Kingdom              Banks, Hoggins O'Shea/FCB Limited

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



STATE OF INCORPORATION      COMPANY NAME
----------------------      ------------
United Kingdom              True North Holdings (UK) Ltd.
United Kingdom              Delaney Fletcher Delany Limited
United Kingdom              GJW Government Relations Ltd.
United Kingdom              Analytic I Limited
United Kingdom              Square Mile Holdings Limited
United Kingdom              Foote, Cone & Belding International Limited

Uruguay                     Paradiser S.A.

Venezuela                   FCB Publicidad, C.A.
Venezuela                   AJL Park Publicidad, C.A.
Venezuela                   TN Medios, C.A.
Venezuela                   Foote, Cone & Belding Publicidad, C.A.


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